Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Retirement Plans Committee
Webster Bank Retirement Savings Plan

We hereby consent to the incorporation by reference of our report dated June 28, 2023, relating to our audit of the Webster Bank Retirement Savings Plan’s financial statements as of and for the year ended December 31, 2022, which appears in this Annual Report on Form 11-K in Registration Statement No. 333-104871, No. 333-183875,
No. 333-212075, and No. 333-239255 on Form S-8.

/s/ Buchbinder Tunick & Company LLP

Little Falls, NJ
July 12, 2024